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                                                                    Exhibit 99.1

                            [Dynegy Letterhead]


November 28, 2001


Enron Corp.
1400 Smith Street
Houston, Texas  77002
Attn:  General Counsel

Gentlemen:

    Dynegy Inc. ("Dynegy") hereby gives notice that, pursuant to action taken by its board of directors, it is terminating effective immediately the Agreement and Plan of Merger dated as of November 9, 2001 among Dynegy, Stanford, Inc., Sorin, Inc., Badin, Inc. and Enron Corp. ("Enron") (the "Merger Agreement") pursuant to Section 9.4(a) and Section 10.2 thereof because of breaches by Enron of representations, warranties, covenants and agreements in the Merger Agreement, including, among others, Section 5.9, which breaches are not curable.

                                       DYNEGY INC.

                                       By:  /s/ Charles L. Watson
                                          ---------------------------------

cc: Vinson & Elkins L.L.P.
    1001 Fannin, Suite 2300
    Houston, Texas  77002-6760
    Attn:  William E. Joor, III, Esq.
           Scott N. Wulfe, Esq.